                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                                  FORM 8-K/A

       Current Report Pursuant to Section 13 or 15(d) of the Securities
                             Exchange Act of 1934

        Date of Report (date of earliest event reported): April 1, 1998


                     Franchise Mortgage Acceptance Company
             (Exact name of registrant as specified in its charter)

           Delaware                            0-23283                              95-4649104
(State or other jurisdiction of         (Commission File Number)        (IRS Employer Identification No.)
incorporation or organization)

     1888 Century Park East, Third Floor, Los Angeles, California    90067
         (Address of principal executive offices, including zip code)

                                (310) 229-2600
             (Registrant's telephone number, including area code)

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)  Financial Statements of Business Acquired.

  The audited financial statements of Bankers Mutual, a Mortgage Banking Corporation and Bankers Mutual Mortgage, Inc. (collectively, "Bankers") for the twelve month period ending December 31, 1997 and December 31, 1996, together with the notes thereto, are located at pages 3 through 29 of this Form 8-K/A.

         (b)  Pro Forma Financial Information.

  The unaudited Pro Forma Combined Condensed Balance Sheet and the unaudited Pro Forma Combined Condensed Statements of Operations for the periods indicated therein, together with the notes thereto, are located at pages 30 through 35 of this Form 8-K/A.

         (c)  Exhibits.

              See index to exhibits.

                BANKERS MUTUAL, a mortgage banking corporation

                             FINANCIAL STATEMENTS
                       AS OF DECEMBER 31, 1997 AND 1996
                        TOGETHER WITH AUDITORS' REPORT

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    ----------------------------------------


To the Board of Directors of
 Bankers Mutual, a mortgage banking corporation:

We have audited the accompanying balance sheets of BANKERS MUTUAL, a mortgage banking corporation, as of December 31, 1997 and 1996, and the related statements of income, shareholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bankers Mutual, a mortgage banking corporation, as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



                                    ARTHUR ANDERSEN LLP
Orange County, California
March 2, 1998

                                BANKERS MUTUAL,
                                ---------------
                         a mortgage banking corporation


                  BALANCE SHEETS - DECEMBER 31, 1997 AND 1996
                  -------------------------------------------


                                     ASSETS
                                     ------

                                       1997          1996
                                    -----------   -----------

CURRENT ASSETS:
  Cash                              $ 2,025,273   $ 2,049,095
  Accounts receivable                   862,305     1,088,035
  Mortgage loans held for sale        7,523,000    15,656,138
  Due from affiliate                    606,010       300,357
  Prepaids and other assets             229,988       465,994
                                    -----------   -----------

        Total current assets         11,246,576    19,559,619
                                    -----------   -----------

RESTRICTED CASH                       5,000,000     5,000,000

FIXED ASSETS, net                       736,154       591,052

MORTGAGE SERVICING RIGHTS             7,180,470     5,431,232

OTHER ASSETS                            100,186       104,255
                                    -----------   -----------

                                    $24,263,386   $30,686,158
                                    ===========   ===========

      The accompanying notes are an integral part of these balance sheets.

                                BANKERS MUTUAL,
                                ---------------
                         a mortgage banking corporation


                  BALANCE SHEETS - DECEMBER 31, 1997 AND 1996
                  -------------------------------------------


                      LIABILITIES AND SHAREHOLDERS' EQUITY
                      ------------------------------------

                                                         1997           1996
                                                     -----------    -----------

CURRENT LIABILITIES:
  Short-term bank borrowings                         $ 7,372,540    $14,467,440
  Accounts payable and accrued liabilities             2,151,136      1,870,969
  Accrued losses on FNMA/DUS program                       -            150,000
                                                     -----------    -----------

          Total current liabilities                    9,523,676     16,488,409
                                                     -----------    -----------

FANNIE MAE/DUS PROGRAM LOAN LOSS ALLOWANCE               868,536        748,536

DEFERRED INCOME TAXES                                    198,147        145,796

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
  Common stock, no par value:
    Authorized--2,000,000 shares
    Shares issued and outstanding--1,060,471
      and 1,047,987 shares at December 31, 1997
      and 1996, respectively                             673,929        534,733
  Notes receivable from shareholders                    (132,653)         -
  Additional paid-in capital                           4,257,315      4,188,341
  Deferred compensation                                 (460,133)      (607,430)
  Retained earnings                                    9,334,569      9,187,773
                                                     -----------    -----------

          Total shareholders' equity                  13,673,027     13,303,417
                                                     -----------    -----------

                                                     $24,263,386    $30,686,158
                                                     ===========    ===========

      The accompanying notes are an integral part of these balance sheets.

                                BANKERS MUTUAL,
                                ---------------
                         a mortgage banking corporation


                              STATEMENTS OF INCOME
                              --------------------


                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996
                 ----------------------------------------------


                                                         1997          1996
                                                      -----------   -----------

REVENUES:
  Loan fees                                           $ 5,475,541   $ 3,706,629
  Mortgage servicing activities                         3,786,749     3,504,094
  Gain on sale of loans                                 3,193,968     2,945,598
  Interest on mortgage loans held for sale, net           494,551       296,337
  Escrow fees                                             325,875       261,330
  Other income                                            846,617       822,946
  Other interest                                        1,120,656     1,413,498
                                                      -----------   -----------

                                                       15,243,957    12,950,432
EXPENSES:
  Compensation                                          8,738,215     7,187,996
  Operating expenses                                    3,323,540     2,563,849
  Interest                                                143,793         6,662
  Provision for losses on FANNIE MAE/DUS program          120,000       250,000
                                                      -----------   -----------

          Income before provision
            for income taxes                            2,918,409     2,941,925

PROVISION FOR INCOME TAXES                                 99,524       108,494
                                                      -----------   -----------

NET INCOME                                            $ 2,818,885   $ 2,833,431
                                                      ===========   ===========

   The accompanying notes are an integral part of these financial statements.

                                BANKERS MUTUAL,
                                ---------------
                         a mortgage banking corporation

                            STATEMENTS OF CASH FLOWS
                            ------------------------

                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996
                 ----------------------------------------------

                                                              1997           1996
                                                          -----------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                              $ 2,818,885    $  2,833,431
  Adjustments to reconcile net income to net
    cash provided by (used in) operating activities:
      Depreciation                                            235,560         184,928
      Amortization of mortgage servicing rights             1,444,730       1,475,034
      Additions to mortgage servicing rights               (3,193,968)     (2,945,598)
      Amortization of deferred compensation                   216,271         202,477
      Provision for losses on FNMA/DUS program                120,000         100,000
      Interest on notes receivable from shareholders          (10,971)          -
      Changes in:
        Deferred income taxes                                  52,351          34,221
        Mortgage loans held for sale                        8,133,138     (15,656,138)
        Accounts receivable                                   225,730        (459,516)
        Prepaids and other assets                             240,075        (188,183)
        Due from affiliate                                   (305,653)       (200,357)
        Accounts payable and accrued liabilities              280,167         136,267
        Accrued losses on FNMA/DUS program                   (150,000)        150,000
                                                          -----------    ------------

          Total adjustments                                 7,287,430     (17,166,865)
                                                          -----------    ------------

          Net cash provided by (used in)
            operating activities                           10,106,315     (14,333,434)
                                                          -----------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of fixed assets                                  (380,662)       (233,285)
                                                          -----------    ------------

          Net cash used in investing activities              (380,662)       (233,285)
                                                          -----------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net (decrease) increase in short-term
    bank borrowings                                        (7,094,900)     14,459,738
  Payment of dividends                                     (2,672,089)     (2,955,354)
  Proceeds from the sale of common stock                        7,060           -
  Collections on notes receivable
    from shareholders                                          10,454         166,684
                                                          -----------    ------------

          Net cash (used in) provided by
            financing activities                           (9,749,475)     11,671,068
                                                          -----------    ------------

Net decrease in cash                                          (23,822)     (2,895,651)

CASH, beginning of period                                   2,049,095       4,944,746
                                                          -----------    ------------

CASH, end of period                                       $ 2,025,273    $  2,049,095
                                                          ===========    ============

SUPPLEMENTAL DISCLOSURES OF CASH FLOWS:
    Cash paid during the year for:
      Interest                                            $   877,869    $    825,011
                                                          ===========    ============
      Income taxes                                        $   103,000    $     62,444
                                                          ===========    ============

The accompanying notes are an integral part of these financial statements.

                                BANKERS MUTUAL,
                                ---------------
                        a mortgage banking corporation


                      STATEMENTS OF SHAREHOLDERS' EQUITY
                      ----------------------------------


                FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996
                ----------------------------------------------

                                                             Notes
                                                           Receivable     Additional
                                               Common         From         Paid-In       Deferred       Retained
                                                Stock     Shareholders     Capital     Compensation     Earnings         Total
                                              --------   -------------   -----------  -------------   ------------   ------------
BALANCES at December 31, 1995                  $534,733      $(166,684)   $4,188,341      $(809,907)   $ 9,309,696    $13,056,179

Payments on notes receivable
from shareholders                                  -           166,684          -              -              -           166,684

Amortization of deferred
compensation                                       -              -             -           202,477           -           202,477

Dividends declared                                 -              -             -              -        (2,955,354)    (2,955,354)

Net income                                         -              -             -              -         2,833,431      2,833,431
                                               --------      ---------    ----------      ---------    -----------    -----------
BALANCES at December 31, 1996                   534,733           -        4,188,341       (607,430)     9,187,773     13,303,417

Common stock issued for cash and
notes receivable                                139,196       (132,136)         -              -              -             7,060

Deferred compensation with
respect to stock options                           -              -           68,974        (68,974)          -              -

Payments on notes receivable
from shareholders                                  -            10,454          -              -              -            10,454

Interest on notes receivable
from shareholders                                  -           (10,971)         -              -              -           (10,971)

Amortization of deferred
compensation                                       -              -             -           216,271            -          216,271

Dividends declared                                 -              -             -              -        (2,672,089)    (2,672,089)

Net income                                         -              -             -              -         2,818,885      2,818,885
                                               --------      ---------    ----------      ---------    -----------    -----------
BALANCES at December 31, 1997                  $673,929      $(132,653)   $4,257,315      $(460,133)   $ 9,334,569    $13,673,027
                                               ========      =========    ==========      =========    ===========    ===========

   The accompanying notes are an integral part of these financial statements.

                                BANKERS MUTUAL,
                                ---------------
                         a mortgage banking corporation


                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------

                           DECEMBER 31, 1997 AND 1996
                           --------------------------


1.   Organization
     ------------

Bankers Mutual, a mortgage banking corporation, (the Company) was incorporated as a California corporation on June 2, 1981. The Company originates and services income property mortgage loans.

2.   Significant Accounting Policies
     -------------------------------

     a.  Mortgage Loans Held for Sale and Loan Fees
         ------------------------------------------

     Mortgage loans held for sale are valued at the lower of cost or market as determined by outstanding commitments from investors.

     Loan fees consist of amounts received in connection with originating income property mortgage loans. These loan fees are deferred, along with related direct origination costs, and recorded as revenue upon sale of the related loans.

     b.  Mortgage Servicing Activities
         -----------------------------

     Mortgage servicing fees, which are generally based on a percentage of the outstanding principal balances of the mortgages serviced by the Company, are recorded as income as the installment collections on the mortgages are received. The Company's servicing portfolio is comprised of loans collateralized by real property located primarily in California.

     In May 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 122, "Accounting for Mortgage Servicing Rights," which the Company adopted effective January 1, 1996. SFAS No. 122 amended SFAS No. 65, "Accounting for Certain Mortgage Banking Activities." SFAS No. 122 was subsequently superseded by SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities." SFAS 125 requires the recognition of originated mortgage servicing rights, as well as purchased mortgage servicing rights, as assets by allocating a portion of the cost of originating a loan to the mortgage servicing right based on its fair value relative to the loan as a whole. To determine the fair value of servicing rights created, the Company uses a valuation model that calculates the present value of future cash flows. In using this valuation model, the Company incorporates assumptions that market participants would use in estimating future net servicing income.

     The cost of capitalized mortgage servicing rights is amortized over the estimated economic life of the related loans. The net capitalized cost of mortgage servicing rights is periodically evaluated for impairment to determine that capitalized amounts are not in excess of the estimated future discounted cash flows from servicing fees. As of December 31, 1997, no allowance for impairment of capitalized mortgage servicing rights was required.

     Included in mortgage servicing rights are excess servicing fees receivable, consisting of adjustments to the sales price of certain loans sold to investors. These adjustments result from adjusting the servicing fee rate recognized on these loans upwards or downwards in order to provide for a normal servicing fee rate over the estimated servicing life of the loans. These amounts are amortized over the estimated servicing life of the related loans.

     c.  Fixed Assets
         ------------

     Fixed assets are recorded at cost. Depreciation on fixed assets is computed on the straight-line method over the estimated useful lives of the related assets, ranging from three to five years. Gains or losses on assets sold or otherwise disposed of are included in the statements of income.

     d.  FNMA/DUS Program Loan Loss Allowance
         ------------------------------------

     The FNMA/DUS program loan loss allowance is maintained at a level considered adequate to provide for losses that can be reasonably anticipated. Management makes periodic credit reviews of the FNMA/DUS program loan portfolio and considers current economic conditions, historical loan loss experience, assessments of future potential problem credits and other factors in determining the adequacy of the allowance. The allowance is based on estimates and actual losses may vary from the current estimates. These estimates are reviewed periodically and, as adjustments become necessary, they are reported in earnings in the periods in which they become known. The allowance is increased by provisions charged to operating expense and reduced by net charge-offs.

     e.  Income Taxes
         ------------

     Deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes represents the tax payable for the period and the change during the period in deferred tax assets and liabilities.

     f.  Statements of Cash Flows
         ------------------------

     For purposes of reporting cash flows, the Company considers unrestricted investments in money market funds and certificates of deposits with maturities of less than three months to be cash equivalents.

     g.  Use of Estimates
         ----------------

     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     h.  Reclassifications
         -----------------

     Certain reclassifications have been made to the 1996 financial statements to conform to current year classifications.

3.   Fixed Assets
     ------------

Fixed assets at December 31, 1997 and 1996 consists of:

                                                 1997           1996
                                             -----------    -----------
          Furniture and fixtures             $   604,855    $   630,893
          Equipment and automobiles            1,557,357      1,150,657
                                             -----------    -----------
                                               2,162,212      1,781,550
          Less accumulated depreciation       (1,426,058)    (1,190,498)
                                             -----------    -----------

                                             $   736,154    $   591,052
                                             ===========    ===========

4.   Short-Term Bank Borrowings
     --------------------------

During 1997, the Company had revolving lines of credit agreements with two financial institutions. These agreements provided for borrowings of up to an aggregate of $70,000,000.

One of the agreements was amended on August 31, 1997 to provide for maximum borrowings of $35,000,000 with an interest rate of LIBOR plus 1.5 percent (7.219% at December 31, 1997). The agreement requires the Company to pay a non-usage fee of .125 percent of the unused portion of the commitment. This line of credit is collateralized by mortgage loans and deeds of trust. The agreement contains restrictions on the amount of indebtedness the Company may incur and restrictive covenants including minimum working capital, payment of dividends and tangible net worth requirements, which the Company is in compliance with as of December 31, 1997. This line of credit expires August 31, 1998. Balances outstanding under this line of credit were $0 and $14,467,440 at December 31, 1997 and 1996, respectively.

The second agreement was entered into by the Company on July 29, 1997, and provides for maximum borrowings of up to $35,000,000. The Company may elect to meet certain defined minimum non-interest bearing deposit balances with the financial institution, in which case the applicable interest rate on the line of credit is 1.0 percent. As of December 31, 1997, the Company has the required amounts on deposit. Should less than the required minimum balances be maintained, interest would be payable at an amount approximating the financial institution's defined reference rate. The agreement contains restrictions on the amount of indebtedness the Company may incur and restrictive covenants including minimum working capital, payment of dividends and tangible net worth requirements, which the Company is in compliance with as of December 31, 1997. The line of credit agreement expires July 30, 1998. Balances outstanding under this line of credit were $7,372,540 and $0 at December 31, 1997 and 1996, respectively.

5.   Income Taxes
     ------------

The Company has elected to be treated as an "S" Corporation for federal and state income tax purposes. As a result, no provision for federal income taxes have been made as such taxes are passed through to the shareholders' individual tax returns. For state tax purposes, the Company's current tax rate is 3.5 percent.

The Company's provision for state income taxes for the years ended December 31, 1997 and 1996 consists of:

                                                     1997         1996
                                                  ---------    ---------
          Current                                 $  47,173    $  34,854
          Deferred                                   52,351       73,640
                                                  ---------    ---------

                                                  $  99,524    $ 108,494
                                                  =========    =========

The components of the net deferred tax liability as of December 31, 1997 and 1996 were as follows:

                                                     1997         1996
                                                  ---------    ---------
      Additional gain on sales of loans           $ (56,249)   $ (89,385)
      Loan loss allowances                           30,259       31,448
      Loan origination costs                         (5,312)      (6,846)
      Capitalized mortgage servicing rights        (195,068)    (101,518)
      Other                                          28,223       20,505
                                                  ---------    ---------

           Net deferred tax liability             $(198,147)   $(145,796)
                                                  =========    =========

The provision for income taxes differs from the expected California statutory income tax rate primarily due to nondeductible meals and entertainment and adjustments between the prior year tax return and the provision.

6.   Commitments and Contingencies
     -----------------------------

     Leases
     ------

     The Company leases office facilities under noncancellable operating leases expiring in 1999 and 2001, which require the following future annual minimum rental payments as of December 31, 1997:

               1998                $396,070
               1999                 184,287
               2000                  54,209
               2001                   7,194
                                   --------

                                   $641,760
                                   ========

     Rent expense for the years ended December 31, 1997 and 1996 was $386,994 and $379,950, respectively. With respect to the Company's lease on its Newport Beach office facility, the Company has the option to renew such lease upon its expiration in 2001.

     The Company subleases office facilities to an affiliate under a noncancellable subleasing agreement expiring in 1999, which provides the Company with the following future annual minimum rental income payments as of December 31, 1997:

               1998                $ 9,600
               1999                  3,200
                                   -------

                                   $12,800
                                   =======

     FNMA/DUS Program
     ----------------

     The Company is an approved seller/servicer under the Delegated Underwriting and Servicing ("DUS") Program of the Federal National Mortgage Association ("FNMA"). At December 31, 1997 and 1996, loans originated and serviced by the Company with original balances aggregating $1,184,036,436 and $1,064,191,436, respectively, were outstanding under the DUS Program. The provisions of the DUS Program require the Company to bear, generally to a maximum of 20 percent of the original loan amount, losses, if any, which may be incurred by FNMA resulting from defaults on loans originated and sold by the Company under the DUS Program. At December 31, 1997 and 1996, the Company has an allowance of $868,536 and $748,536 for estimated potential future losses under the DUS Program.

     Loans originated under the DUS Program are multi-family fixed rate loans, which are collateralized by first trust deeds. In addition, some of these loans are further collateralized by letters of credit and/or personal guarantees of the borrowers.

     In conjunction with the DUS Program, the Company is party to a FNMA Investment Agreement. Under the terms of this agreement, the Company is required to maintain collateral in an interest-bearing account held with FNMA. Cash held in this restricted account was $5,000,000 at December 31, 1997 and 1996, respectively.

     Credit Risk
     -----------

     The Company's cash is on deposit at financial institutions in amounts, which exceed the financial institution's federally-insured limit of $100,000. All cash of the Company on deposit at one financial institution is pledged against the line of credit but is not restricted as to use under its terms.

     Loan Commitments
     ----------------

     The Company enters into financial instruments with off-balance sheet risk in the normal course of business through the origination and sale of mortgage loans and the management of the related loss exposure caused by fluctuations in interest rates. These financial instruments include commitments to extend credit and commitments with investors for the sale of mortgage loans. At December 31, 1997 and 1996, the Company had commitments to extend credit of $21,590,000 and $21,150,000 respectively, with matching commitments to investors for the sale of mortgage loans.

7.   Employee Stock Purchase and Shareholders' Agreement
     ---------------------------------------------------

During 1997, the Company issued 12,484 shares of its common stock to certain officers of the Company in connection with an Employee Stock Purchase and Shareholders' Agreement (the "Agreement"). The shares were issued in exchange for cash and notes receivable. In addition, the Agreement called for the granting of certain stock options (Note 8).

8.   Stock Option Plan
     -----------------

Effective January 1994, the Company approved a Nonqualified Stock Option Plan (the "Plan") in conjunction with the Agreement. Under the terms of the Plan, options on up to 93,566 shares of common stock can be granted to key employees at the discretion of the Board of Directors. The exercise price of the options is $.10 per share. During 1997, options for 6,242 shares were granted. Such options expire in 2002. No stock options were granted in 1996. As of December 31, 1997, none of the options granted under the Plan have been exercised.

The Company accounts for stock options in accordance with Accounting Principles Board Opinion 25 ("APB No. 25"). Accordingly, compensation expense in connection with the granting of the options described above is based on the difference between the fair market value of the shares on the grant date and the exercise price, and is amortized over the vesting period, which begins in the year of issuance and continues for a period of five years. Accordingly, compensation expense amortization was $216,271 for the year ended December 31, 1997. The Plan provides for full vesting upon the sale of all or substantially all the Company's assets or stock. Unamortized compensation expense was $460,133 and $607,430 at December 31, 1997 and 1996, respectively.

The fair value of each option granted is estimated using the Black-Scholes option-pricing model on the date of grant using the following assumptions: (i) no dividend yield, (ii) volatility of effectively zero, (iii) risk-free interest rate of seven percent and (iv) expected life of five years.

Had compensation expense for the Company's 1997 stock-based compensation been recorded under the fair market value principles applicable under SFAS No. 123, the Company's net income for the year ended December 31, 1997 would be essentially unchanged from the amounts recorded under the principles of APB No. 25, as the relationship of the exercise price of the Company's stock-based compensation and the fair market value of the underlying common stock as of the date of grant generates no additional deferred compensation expense under the principles of SFAS No. 123.

9.   Mortgage Servicing Activities
     -----------------------------

Mortgage servicing activities for the years ended December 31, 1997 and 1996 consists of the following:

                                                       1997           1996
                                                   -----------    -----------
     Gross receipts under servicing contracts      $ 5,231,479    $ 4,979,128
     Amortization of mortgage servicing
       rights                                       (1,444,730)    (1,475,034)
                                                   -----------    -----------

                                                   $ 3,786,749    $ 3,504,094
                                                   ===========    ===========

The Company services loans for others with principal balances totaling $1,359,774,268 and $1,219,832,962 at December 31, 1997 and 1996, respectively.

10.  Interest on Mortgage Loans Held For Sale, Net
     ---------------------------------------------

Interest income on mortgage loans held for sale for the years ended December 31, 1997 and 1996 was $1,276,093 and $1,085,200, respectively. Interest expense on related short-term bank borrowings for the years ended December 31, 1997 and 1996 was $781,542 and $788,863, respectively.

11.  Profit-Sharing and Savings Plan
     -------------------------------

The Company has a defined contribution profit-sharing and 401(k) savings plan (the "401(k) Plan") for the benefit of all eligible employees. Eligible participants, as defined, must be at least 21 years of age and have completed one year of employment.

The 401(k) Plan provides for annual contributions at the discretion of the Board of Directors. The 401(k) Plan also provides for voluntary employee contributions of up to 15 percent of the employees' annual compensation which are matched up to 50 percent by the Company. Discretionary and matching contributions to the 401(k) Plan for the years ended December 31, 1997 and 1996 were $90,260 and $76,595, respectively.

12.  Custodial Funds
     ---------------

Custodial funds amounted to approximately $19,563,301 and $27,625,080 at December 31, 1997 and 1996, respectively. Such funds, which are maintained by the Company on behalf of various parties, are deposited in trust bank accounts and are excluded from assets and liabilities in the accompanying balance sheet.

13.  Related Party Transactions
     --------------------------

The Company shares office space, facilities and personnel with an affiliate that has the same shareholders as the Company. The Company allocates costs to the affiliate based upon the provisions of an Administrative Services Agreement, an Employee Secondment Agreement, and a Sublease Agreement. The Administrative Services Agreement provides for the rendering of accounting, collection, legal, and insurance services for the affiliate. Through the Employee Secondment Agreement, the Company's employees perform services for the affiliate. The Company is compensated under these agreements in the amount of $9,709 per month. Both agreements have a term of 3 years and will be automatically renewed for period of one year if not terminated by the affiliate. The Sublease Agreement provides for the subleasing of office space to the affiliate (Note 6). For the years ended December 31, 1997 and 1996, amounts received by the Company under these agreements were $149,560 and $168,419, respectively.

14.  Subsequent Event (unaudited)
     ----------------------------

On March 10, 1998, the Company signed an agreement to sell substantially all of its assets to Franchise Mortgage Acceptance Company. The sale is expected to close on or about April 1, 1998.

                         BANKERS MUTUAL MORTGAGE, INC.

                             FINANCIAL STATEMENTS
                       AS OF DECEMBER 31, 1997 AND 1996
                        TOGETHER WITH AUDITORS' REPORT

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    ----------------------------------------




To the Board of Directors of
  Bankers Mutual Mortgage, Inc.:

We have audited the accompanying balance sheets of BANKERS MUTUAL MORTGAGE, INC. as of December 31, 1997 and 1996, and the related statements of income, shareholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bankers Mutual Mortgage, Inc. as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



                                    ARTHUR ANDERSEN LLP

Orange County, California
March 2, 1998

                         BANKERS MUTUAL MORTGAGE, INC.
                         -----------------------------


                  BALANCE SHEETS - DECEMBER 31, 1997 AND 1996
                  -------------------------------------------

                                                          1997          1996
                                                       ----------    ----------
              ASSETS
              ------

CURRENT ASSETS:
  Cash                                                 $4,275,589    $1,432,171
  Accounts receivable                                     294,199       157,126
  Income taxes receivable                                       -        15,362
  Prepaid expenses                                          5,356         4,754
  Mortgage loans held for sale                          3,850,000             -
                                                       ----------    ----------

        Total current assets                            8,425,144     1,609,413

ORGANIZATION COSTS                                          2,425         3,956

MORTGAGE SERVICING RIGHTS                               1,176,861        99,530
                                                       ----------    ----------

        Total assets                                   $9,604,430    $1,712,899
                                                       ==========    ==========


      LIABILITIES AND SHAREHOLDERS' EQUITY
      ------------------------------------

CURRENT LIABILITIES:
  Short-term bank borrowings                           $3,773,000    $        -
  Accounts payable and accrued liabilities              3,624,250       111,447
  Due to affiliate                                        606,010       300,357
                                                       ----------    ----------

        Total current liabilities                       8,003,260       411,804

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
  Common stock, $10 par value:
    Authorized -- 1,000,000 shares
    Outstanding -- 57,705 and 57,078 shares
      at December 31, 1997 and 1996, respectively         577,050       570,780
  Notes receivable from shareholders                      (80,345)            -
  Additional paid-in capital                              114,250             -
  Deferred compensation                                   (32,156)            -
  Retained earnings                                     1,022,371       730,315
                                                       ----------    ----------

        Total shareholders' equity                      1,601,170     1,301,095
                                                       ----------    ----------

          Total liabilities
            and shareholders' equity                   $9,604,430    $1,712,899
                                                       ==========    ==========

      The accompanying notes are an integral part of these balance sheets.

                         BANKERS MUTUAL MORTGAGE, INC.
                         -----------------------------


                             STATEMENTS OF INCOME
                             --------------------

                 FOR THE YEAR ENDED DECEMBER 31, 1997 AND 1996
                 ---------------------------------------------


                                                           1997         1996
                                                        ----------   ----------
REVENUES:
  Loan fees                                             $  832,104   $   37,127
  Mortgage servicing activities                          1,013,010      934,998
  Gain on sale of loans                                    994,738      101,473
  Interest on mortgage loans held for sale, net            156,433       12,033
  Other interest                                           480,439      296,493
  Other income                                             227,486       60,823
                                                        ----------   ----------

                                                         3,704,210    1,442,947

EXPENSES:
  Compensation                                           1,863,708      863,329
  Operating expenses                                        84,549       92,209
  Interest                                                  38,025       34,253
                                                        ----------   ----------

          Income before provision for income taxes       1,717,928      453,156

PROVISION FOR INCOME TAXES                                  59,784       13,931
                                                        ----------   ----------

          Net income                                    $1,658,144   $  439,225
                                                        ==========   ==========



   The accompanying notes are an integral part of these financial statements.

                         BANKERS MUTUAL MORTGAGE, INC.
                         -----------------------------


                            STATEMENTS OF CASH FLOWS
                            ------------------------

                 FOR THE YEAR ENDED DECEMBER 31, 1997 AND 1996
                 ---------------------------------------------


                                                             1997            1996
                                                          -----------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                              $ 1,658,144    $    439,225
  Adjustments to reconcile net income to net cash
    provided by operating activities:
      Amortization of organization costs                        1,531           1,532
      Amortization of deferred compensation                     8,039               -
      Additions to mortgage servicing rights               (1,128,458)       (101,473)
      Amortization of mortgage servicing rights                51,127           1,943
      Interest on notes receivable from shareholders           (6,412)              -
      Changes in:
        Accounts receivable                                  (137,073)        (69,976)
        Income taxes receivable                                15,362           7,947
        Prepaid expenses                                         (602)           (354)
        Mortgage loans held for sale                       (3,850,000)     16,675,000
        Accounts payable and accrued liabilities            3,512,803          29,435
        Due to affiliate                                      305,653         200,357
                                                          -----------    ------------

          Total adjustments                                (1,228,030)     16,744,411
                                                          -----------    ------------

          Net cash provided by
            operating activities                              430,114      17,183,636
                                                          -----------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES:                               -               -
                                                          -----------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net increase (decrease) in short-term
    bank borrowings                                         3,773,000     (16,341,500)
  Payment of dividends                                     (1,366,088)       (246,298)
  Proceeds from the sale of common stock                        4,016               -
  Collections on notes receivable from shareholders             2,376           8,262
                                                          -----------    ------------

          Net cash provided by (used in)
            financing activities                            2,413,304     (16,579,536)
                                                          -----------    ------------

          Net increase in cash                              2,843,418         604,100

CASH, beginning of period                                   1,432,171         828,071
                                                          -----------    ------------

CASH, end of period                                       $ 4,275,589    $  1,432,171
                                                          ===========    ============

SUPPLEMENTAL DISCLOSURES OF CASH FLOWS:
  Cash paid during the year for:
    Interest                                              $   753,749    $    151,421
                                                          ===========    ============
    Income taxes                                          $    15,362    $      2,500
                                                          ===========    ============

   The accompanying notes are an integral part of these financial statements.

                         BANKERS MUTUAL MORTGAGE, INC.
                         -----------------------------


                       STATEMENTS OF SHAREHOLDERS' EQUITY
                       ----------------------------------

                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996
                 ----------------------------------------------

                                                              Notes
                                                           Receivable                 Additional
                                              Common          From        Paid-In      Deferred        Retained
                                               Stock      Shareholders    Capital    Compensation      Earnings        Total
                                             --------     -------------   --------   -------------   ------------   ------------
BALANCES at December 31, 1995                $570,780       $ (8,262)     $   -         $    -        $   537,388    $ 1,099,906
Payments on notes receivable from
shareholders                                     -             8,602          -              -               -             8,602

Interest on notes receivable from
shareholders                                     -              (340)         -              -               -              (340)

Dividends declared                               -              -             -              -           (246,298)      (246,298)

Net income                                       -              -             -              -            439,225        439,225
                                             --------       --------      --------      ---------     -----------    -----------
BALANCES at December 31, 1996                 570,780           -             -              -            730,315      1,301,095

Common stock issued for cash and notes
receivable                                      6,270        (76,309)       74,055           -               -             4,016

Deferred compensation with respect to
stock options                                    -              -           40,195       (40,195)            -              -

Payments on notes receivable from
shareholders                                     -             2,376          -              -               -             2,376

Interest on notes receivable from
shareholders                                     -            (6,412)         -              -               -            (6,412)

Amortization of deferred compensation            -              -             -            8,039             -             8,039

Dividends declared                               -              -             -              -         (1,366,088)    (1,366,088)

Net income                                       -              -             -              -          1,658,144      1,658,144
                                             --------       --------      --------      --------      -----------    -----------
BALANCES at December 31, 1997                $577,050       $(80,345)     $114,250      $(32,156)     $ 1,022,371    $ 1,601,170
                                             ========       ========      ========      ========      ===========    ===========


The accompanying notes are an integral part of these financial statements.

                         BANKERS MUTUAL MORTGAGE, INC.
                         -----------------------------


                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------

                          DECEMBER 31, 1997 AND 1996
                          --------------------------



1.   Organization
     ------------

Bankers Mutual Mortgage, Inc. (the "Company") was incorporated as a California corporation on June 1, 1994 and commenced operations in July 1994. The Company originates and services income property mortgage loans.

2.   Significant Accounting Policies
     -------------------------------

     a.   Loan Fees
          ---------

     Loan fees consist of amounts received in connection with originating income property mortgage loans. These loan fees are deferred, along with related direct origination costs, and recorded as revenue upon sale of the related loans.

     b.   Mortgage Servicing Activities
          -----------------------------

     Mortgage servicing fees, which are generally based on a percentage of the outstanding principal balances of the mortgages serviced by the Company, are recorded as income as the installment collections on the mortgages are received. The Company's servicing portfolio is comprised of loans collateralized by income properties located primarily in California.

     In May 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 122, "Accounting for Mortgage Servicing Rights," which the Company adopted effective January 1, 1996. SFAS No. 122 amended SFAS No. 65, "Accounting for Certain Mortgage Banking Activities." SFAS No. 122 was subsequently superseded by SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities." SFAS 125 requires the recognition of originated mortgage servicing rights, as well as purchased mortgage servicing rights, as assets by allocating a portion of the cost of originating a loan to the mortgage servicing right based on its fair value relative to the loan as a whole. To determine the fair value of servicing rights created, the Company uses a valuation model that calculates the present value of future cash flows. In using this valuation model, the Company incorporates assumptions that market participants would use in estimating future net servicing income.

     The cost of capitalized mortgage servicing rights is amortized over the estimated economic life of the related loans. The net capitalized cost of mortgage servicing rights is periodically evaluated for impairment to determine that capitalized amounts are not in excess of the estimated future discounted cash flows from servicing fees. As of December 31, 1997, no allowance for impairment of capitalized mortgage servicing rights was required.

     c.   Income Taxes
          ------------

     Deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes represents the tax payable for the period and the change during the period in deferred tax assets and liabilities.

     d.   Statements of Cash Flows
          ------------------------

     For purposes of reporting cash flows, the Company considers unrestricted investments in money market funds and certificates of deposit with maturities of less than three months to be cash equivalents.

     e.   Organization Costs
          ------------------

     The Company has capitalized all organizational costs associated with its startup. Organizational costs are amortized using the straight-line method over five years. Accumulated amortization was $5,232 and $3,701 at December 31, 1997 and 1996, respectively.

     f.   Mortgage Loans Held for Sale
          ----------------------------

     Real estate mortgage loans held for sale are stated at the lower of cost or market.

     g.   Use of Estimates
          ----------------

     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     h.   Reclassifications
          -----------------

     Certain reclassifications have been made to the 1996 financial statements to conform to current year classifications.

3.   Short-Term Bank Borrowings
     --------------------------

During 1997, the Company had revolving lines of credit agreements with two financial institutions. These agreements provided for borrowings of up to an aggregate of $140,000,000 at December 31, 1997, and maximum borrowings of $70,000,000 thereafter.

One of the agreements was amended on December 4, 1997 to provide for maximum borrowings of $105,000,000 until December 31, 1997, and for maximum borrowings of $35,000,000 thereafter. The Company may elect to maintain balances in interest bearing deposit accounts with a designated financial institution, in which case the applicable interest rate on the line of credit will be 1.5% on all borrowings up to the amount on deposit. The interest rate on borrowings in excess of this amount will be LIBOR plus 2% (7.719% as of December 31, 1997). The agreement requires the company to pay a non-usage fee of .125% on the unused portion of the commitment. This line of credit is collateralized by mortgage loans and by deeds of trust. The original agreement contains restrictions on the amount of indebtedness the Company may incur and restrictive covenants including minimum working capital, payment of dividends and tangible net worth requirements, which the Company is in compliance with as of December 31, 1997. This line of credit expires August 31, 1998. Balances outstanding under this line of credit were $3,773,000 and $0 at December 31, 1997 and 1996, respectively.

The second agreement was amended on July 29, 1997 to provide for maximum borrowings of up to $35,000,000. The Company may elect to meet certain defined minimum non-interest bearing deposit balances with the financial institution, in which case the applicable interest rate on the line of credit will be 1.5% on all borrowings up to the amount on deposit. The interest rate on borrowings in excess of this amount would be payable at a rate approximating the financial institution's defined reference rate. The original agreement, as amended on December 31, 1997, contains restrictions on the amount of indebtedness the Company may incur and restrictive covenants including minimum GAAP net worth, minimum working capital, payment of dividends and tangible net worth requirements, which the Company is in compliance with as of December 31, 1997. The line of credit agreement expires July 30, 1998. The Company's balances outstanding under this line of credit were $0 at December 31, 1997 and 1996.

4.   Income Taxes
     ------------

The Company has elected to be treated as an "S" Corporation for federal and state income tax purposes. As a result, no provision for federal income taxes has been made as such taxes are passed through to the shareholders' individual tax returns. For state tax purposes, the Company's current tax rate is 3.5 percent.

The Company's provision for state income taxes for the years ended December 31, 1997 and 1996 consists of:

                                                  1997        1996
                                                --------    -------
          Current                               $ 29,049    $10,447
          Deferred                                30,735      3,484
                                                --------    -------

                                                $ 59,784    $13,931
                                                ========    =======

The components of the net deferred tax liability as of December 31, 1997 and 1996 were as follows:

                                                   1997       1996
                                                --------    -------
      Capitalized mortgage servicing rights     $(34,577)   $(3,484)
      Other                                          358          -
                                                --------    -------

           Net deferred tax liability           $(34,219)   $(3,484)
                                                ========    =======

The provision for income taxes differs from the expected California statutory income tax rate primarily due to nondeductible meals and entertainment and adjustments between the prior year tax return and the provision.

5.   Commitments and Contingencies
     -----------------------------

     Credit Risk
     -----------

     The Company has deposits at certain banking institutions in amounts that are in excess of the federally-insured limit of $100,000.

     Leases
     ------

     The Company leases office facilities from an affiliate under a noncancellable sublease agreement expiring in 1999, which requires the following future annual minimum rental payments as of December 31, 1997:

                    1998                     $ 9,600
                    1999                       3,200
                                             -------

                                             $12,800
                                             =======

     Rent expense for the years ended December 31, 1997 and 1996 was $9,600 and $9,600, respectively.

     Loan Commitments
     ----------------

     The Company enters into financial instruments with off-balance sheet risk in the normal course of business through the origination and sale of mortgage loans and the management of the related loss exposure caused by fluctuations in interest rates. These financial instruments include commitments to extend credit and commitments with investors for the sale of mortgage loans. At December 31, 1997 and 1996, the Company had commitments to extend credit of $7,950,000 and $0 respectively, with matching commitments to investors for the sale of mortgage loans.

6.   Employee Stock Purchase and Shareholders' Agreement
     ---------------------------------------------------

During 1997, the Company issued 627 shares of its common stock to certain officers of the Company in connection with an Employee Stock Purchase and Shareholders' Agreement (the "Agreement"). The shares were issued in exchange for cash and notes receivable. The notes receivable are collateralized by the shares of stock through certain pledge and security agreements whereby all shares related to the notes receivable were redelivered to the Company to be held so long as the receivable remains outstanding. In addition, the Agreement called for the granting of certain stock options (Note 7).

7.   Stock Option Plan
     -----------------

In November 1994, the Company approved a Nonqualified Stock Option Plan (the "Plan") in conjunction with the Agreement. During 1997, options for 314 shares were granted. The exercise price of the options was $.10 per share. No stock options were granted in 1996.

The Company accounts for stock options in accordance with Accounting Principles Board Opinion No. 25 ("APB No. 25"). Accordingly, compensation expense, in connection with the granting of the options described above, is based on the difference between the fair market value of the shares on the grant date and the exercise price, and is amortized over the vesting period, which begins in the year of issuance and continues for a period of five years. Unamortized compensation expense was $32,156 at December 31, 1997.

The fair value of each option granted is estimated using the Black-Scholes option-pricing model on the date of grant using the following assumptions: (i) no dividend yield, (ii) volatility of effectively zero, (iii) risk-free interest rate of seven percent and (iv) expected life of five years.

Had compensation expense for the Company's 1997 stock-based compensation been recorded under the fair market value principles applicable under SFAS No. 123, the Company's net income for the year ended December 31, 1997 would be unchanged from the amounts recorded under the principles of APB No. 25, as the relationship of the exercise price of the Company's stock-based compensation and the fair market value of the underlying common stock as of the date of grant generates no additional deferred compensation expense under the principles of SFAS No. 123.

8.   Interest on Mortgage Loans Held For Sale, Net
     ---------------------------------------------

Interest income on mortgage loans held for sale for the years ended December 31, 1997 and 1996 was $1,016,945 and $72,085, respectively. Interest expense on related short-term bank borrowings was $860,512 and $60,052, respectively.

9.   Related Party Transactions
     --------------------------

The Company shares office space, facilities and personnel with an affiliate that has the same shareholders as the Company. The Company receives an allocation of charges from the affiliate based upon the provisions of an Administrative Services Agreement, Employee Secondment Agreement, and a Sublease Agreement. The Administrative Services Agreement provides for the rendering of accounting, collection, legal, and insurance services by the affiliate. Through the Employee Secondment Agreement, the affiliate's employees perform services for the Company. The Company is obligated under these agreements in the amount of $9,706 per month. Both agreements have a term of 3 years and will be automatically renewed for periods of one year if not terminated by the Company. The Sublease Agreement provides for the subleasing of office space to the Company (Note 5). For the years ended December 31, 1997 and 1996, amounts paid by the Company under these agreements was $149,560 and $168,419, respectively.

10.  Loan Servicing and Custodial Funds
     ----------------------------------

Custodial funds amounted to $13,112,415 and $5,926,359 at December 31, 1997 and 1996, respectively. Such funds, which are maintained by the Company on behalf of various parties, are deposited in trust bank accounts and are excluded from assets and liabilities in the accompanying balance sheet.

The Company services loans for others with principal balances totaling $1,068,653,701 and $673,196,620 at December 31, 1997 and 1996, respectively.

11.  Subsequent Event (unaudited)
     ----------------------------

On March 10, 1998, the Company signed an agreement to sell substantially all of its assets to Franchise Mortgage Acceptance Company. The sale is expected to close on or about April 1, 1998.

     Pro Forma Effect of Acquisition of Bankers Mutual, a Mortgage Banking
                 Corporation and Bankers Mutual Mortgage, Inc.

  The following unaudited pro forma combined condensed financial data combines the unaudited condensed financial data of Franchise Mortgage Acceptance Company (the "Company") and Bankers Mutual, a Mortgage Banking Corporation and Bankers Mutual Mortgage, Inc. (collectively, "Bankers") as if the acquisition (the "Acquisition") had been effective on March 31, 1998, with respect to the Pro Forma Combined Condensed Balance Sheet, and as of the beginning of the periods indicated herein, with respect to the Pro Forma Combined Condensed Statements of Operations. This Acquisition is being accounted for under the purchase method of accounting. Under the purchase method of accounting, assets and liabilities of Bankers are adjusted to their estimated fair values and combined with the recorded book values of the assets and liabilities of the Company. This information should be read in conjunction with the historical financial statements of the Company and Bankers including their respective notes thereto, and in conjunction with the pro forma combined condensed financial statements, including the notes thereto, appearing elsewhere in this Form 8-K/A, the financial statements contained in the Company's Annual Report filed on Form 10-K, and the historical financial statements of Bankers as filed in this Form 8-K/A. The effect of the Acquisition's costs incurred has been reflected as part of the purchase price. The pro forma combined condensed financial statements do not give effect to any anticipated cost savings in conjunction with the Acquisition. The Pro Forma Combined Condensed Balance Sheet is not necessarily indicative of the financial position that would have occurred had the Acquisition been consummated on March 31, 1998 or that may exist in the future. The Pro Forma Combined Condensed Statements of Operations are not necessarily indicative of the results that would have occurred had the Acquisition been consummated on the dates indicated or that may be achieved in the future.

                                FMAC - Bankers
                  Pro Forma Combined Condensed Balance Sheet
                                March 31, 1998
                                  (Unaudited)
                                (In thousands)

                                                                                                                          FMAC and
                                                                        Bankers           Bankers        Pro Forma        Bankers
  ASSETS                                                     FMAC       Mutual       Mutual Mortgage   Adjustments       Pro Forma
                                                          ---------    --------      ---------------   -----------       ---------
Cash and cash equivalents                                  $ 61,126    $    279         $ 1,621         $ (63,026)        $       -
Cash - restricted                                             2,523       5,000               -                 -             7,523
Securities available for sale                                 2,335           -               -                 -             2,335
Loans and leases held for sale                              478,656      13,849           5,135                 -           497,640
Retained interest in loan securitizations                    19,070           -               -                 -            19,070
Premises and equipment, net                                   3,237         734               -               236             4,207
Goodwill                                                      4,200           -               -            34,159            38,359
Accrued interest receivable                                   2,103         162              20                 -             2,285
Servicing rights                                              2,126       5,874           1,329            17,785            27,114
Other assets                                                  6,044       2,137             394                 -             8,575
                                                          ---------    --------         -------         ---------         ---------
            Total assets                                  $ 581,420    $ 28,035         $ 8,499         $ (10,846)        $ 607,108
                                                          =========    ========         =======         =========         =========

    LIABILITIES AND STOCKHOLDERS' EQUITY
Book overdraft                                            $       -    $      -         $     -         $     167         $     167
Borrowings                                                  404,482      13,253           5,135                 -           422,870
Deferred income taxes                                        19,383         198              37                 -            19,618
Other liabilities                                            12,204         928             970             5,000            19,102
                                                          ---------    --------         -------         ---------         ---------
            Total liabilities                               436,069      14,379           6,142             5,167           461,757

Stockholders' equity:
Preferred stock
       Common stock                                              29         674             577            (1,251)               29
       Notes receivable from shareholders                         -        (135)            (82)              217                 -
       Additional paid in capital                           118,044       4,267             114            (4,381)          118,044
       Deferred compensation                                      -        (406)            (30)              436                 -
       Retained earnings (accumulated deficit)               27,278       9,256           1,778           (11,034)           27,278
                                                          ---------    --------         -------         ---------         ---------
            Total stockholders' equity                      145,351      13,656           2,357           (16,013)          145,351
                                                          ---------    --------         -------         ---------         ---------
            Total liabilities and stockholders' equity    $ 581,420    $ 28,035         $ 8,499         $ (10,846)        $ 607,108
                                                          =========    ========         =======         =========         =========

                                FMAC - Bankers
             Pro Forma Combined Condensed Statement of Operations
                   For the Three Months Ended March 31, 1998
                                  (Unaudited)
                     (In thousands, except per share data)


                                                             Bankers             Bankers          Pro Forma              Bankers
                                              FMAC           Mutual          Mutual Mortgage     Adjustments            Pro Forma
                                              ----           -------         ---------------     -----------            ---------
Revenue:
  Gain on sale of loans and leases          $ 14,376        $  (205)            $   170             $    -              $ 14,341
  Origination fee income                       2,365          1,018                 601                  -                 3,984
  Interest income                             10,567            595                 189                                   11,351
  Interest expense                            (6,365)          (236)                (84)              (100)               (6,785)
                                            --------        -------             -------             ------              --------
           Net interest income (expense)       4,202            359                 105               (100)                4,566
                                            --------        -------             -------             ------              --------

  Servicing income                             1,254          1,684                 369                  -                 3,307
  Gain (loss) on sale of investments              49              -                   -                  -                    49
  Other income (loss)                            (91)           225                   9                  -                   143
                                            --------        -------             -------             ------              --------
           Total revenue                      22,155          3,081               1,254               (100)               26,390
                                            --------        -------             -------             ------              --------
Expenses:
  Personnel                                    5,165          2,116                 636                  -                 7,917
  Professional services                          596            106                  13                  -                   715
  Travel                                         567             27                   -                  -                   594
  Business promotion                             657             73                   -                  -                   730
  Occupancy                                      356            112                   2                  -                   470
  Goodwill amortization                          115              -                   -                569                   684
  Valuation allowances                             1            104                   -                  -                   105
  General and administrative                   2,261            360                   8                  -                 2,629
                                            --------        -------             -------             ------              --------
           Total expenses                      9,718          2,898                 659                569                13,844
                                            --------        -------             -------             ------              --------

           Net pretax income (loss)           12,437            183                 595               (669)               12,546
  Income tax expense                           5,223             13                   6                 27                 5,269
                                            --------        -------             -------             ------              --------
           Net income (loss)                $  7,214        $   170             $   589             $ (696)             $  7,277
                                            ========        =======             =======             ======              ========
           Basic earnings per share         $   0.25                                                                    $   0.25
           Average shares (000)               28,716                                                                      28,716

           Diluted earnings per share       $   0.25                                                                    $   0.25
           Average shares (000)               28,805                                                                      28,805

                                FMAC - Bankers
             Pro Forma Combined Condensed Statement of Operations
                     For the Year Ended December 31, 1997
                                  (Unaudited)
                     (In thousands, except per share data)

                                                                                                                           FMAC and
                                                                Bankers              Bankers           Pro Forma           Bankers
                                              FMAC              Mutual           Mutual Mortgage      Adjustments         Pro Forma
                                              ----              -------          ---------------      -----------         ---------
Revenue:
  Gain on sale of loans and leases          $ 45,459           $   (947)             $   967            $      -           $ 45,479
  Origination fee income                       6,658              5,586                1,037                   -             13,281

  Interest income                             26,758              2,443                1,504                   -             30,705
  Interest expense                           (21,602)              (972)                (899)               (400)           (23,873)

                                            --------           --------              -------            --------           --------
           Net interest income (expense)       5,156              1,471                  605                (400)             6,832
                                            --------           --------              -------            --------           --------

  Servicing income                             3,314              7,928                1,049                   -             12,291
  Gain (loss) on sale of investments               -                  -                    -                   -                  -
  Other income (loss)                           (111)               853                    8                                    750
                                            --------           --------              -------            --------           --------
           Total revenue                      60,476             14,891                3,666                (400)            78,633
                                            --------           --------              -------            --------           --------
Expenses:
  Personnel                                   13,636              9,463                1,870                   -             24,969
  Professional services                        2,416                385                   38                   -              2,839
  Travel                                       1,585                 86                    -                   -              1,671
  Business promotion                           1,251                150                    -                   -              1,401
  Occupancy                                      683                434                   10                   -              1,127
  Goodwill amortization                          425                  -                    -               2,277              2,702
  Valuation allowances                           933                120                    -                   -              1,053
  General and administrative                   3,826              1,334                   30                   -              5,190
                                            --------           --------              -------            --------           --------
           Total expenses                     24,755             11,972                1,948               2,277             40,952
                                            --------           --------              -------            --------           --------
           Net pretax income (loss)           35,721              2,919                1,718              (2,677)            37,681
  Income tax expense                          15,001                100                   60                 665             15,826
                                            --------           --------              -------            --------           --------
           Net income (loss)                $ 20,720           $  2,819              $ 1,658            $ (3,342)          $ 21,855
                                            ========           ========              =======            ========           ========
           Basic earnings per share         $   0.91                                                                       $   0.96
           Average shares (000)               22,670                                                                         22,670

           Diluted earnings per share       $   0.91                                                                       $   0.96
           Average shares (000)               22,670                                                                         22,670


(1) BASIS OF PRESENTATION

    Certain historical data of Bankers have been reclassified on a pro forma basis to conform to the Company's classifications.

(2) PURCHASE PRICE AND FUNDING

    On April 1, 1998, the Company acquired substantially all of the assets and assumed the liabilities of Bankers. The Acquisition was made pursuant to an Asset Purchase Agreement dated March 9, 1998 by and among the Company, Bankers and the holders of the outstanding shares of Bankers. Bankers is a Federal National Mortgage Association and Federal National Home Loan Bank lender and servicer. The purchase price paid for the assets was the result of arms-length negotiations and consisted of the following: (i) payment by the Company to Bankers of $61.5 million in cash, (ii) delivery of a promissory note in the principal amount of $5.0 million, (iii) contingent cash payments of up to $30.0 million over three years dependent upon the achievement of certain operating results, and (iv) the Company's assumption of Bankers' liabilities. The source of funds used for the acquisition was cash on hand.

    The foregoing information contained in this Form 8-K/A pertaining to the acquisition is qualified in its entirety by reference to the complete text of the Asset Purchase Agreement, a copy of which was attached as an exhibit to the Form 8-K that was filed by the Company on April 13, 1998.

(3) ALLOCATION OF PURCHASE PRICE

    The purchase price of Bankers has been allocated as follows (in thousands):

     Cash and cash equivalents......................................   $  1,900
     Cash - restricted..............................................      5,000
     Loans held for sale............................................     18,984
     Premises and equipment, net....................................        970
     Goodwill.......................................................     34,159
     Accrued interest receivable....................................        182
     Servicing rights...............................................     24,988
     Other assets...................................................      2,531
     Borrowings.....................................................    (18,388)
     Deferred income taxes..........................................       (235)
     Other liabilities..............................................     (1,898)
                                                                       --------
        Total.......................................................   $ 68,193
                                                                       ========

(4) ACQUISITION COSTS

    The table below reflects the Company's costs of acquisition of Bankers. The costs have been recorded in the Pro Forma Combined Condensed Balance Sheet in order to disclose the aggregate effect of these activities on the Company's pro forma combined financial position. The aggregate costs, primarily comprised of cash charges, included the following (in thousands):

     Investment banking and other professional fees.................   $  1,646
     Filing fees, permits and licensing.............................         47
                                                                       --------
        Total.......................................................   $  1,693
                                                                       ========

(5) PRO FORMA ADJUSTMENTS

    Cash and cash equivalents has been reduced to reflect the $61.5 million paid at the time of acquisition, $1.7 million in acquisition costs, and adjusted by $0.2 million to reflect a book overdraft. Bankers' fixed assets and servicing rights have been adjusted to reflect the current valuation. Other liabilities have been increased to reflect the $5.0 million note to Bankers. Common stock has been adjusted as it was not transferred from Bankers. Notes receivable from shareholders has been adjusted as it was not transferred from Bankers. Additional paid-in capital has been adjusted as it was not transferred from Bankers. Deferred compensation has been adjusted as it was not transferred from Bankers. Retained earnings has been adjusted as it was not transferred from Bankers.

    For the three months ended March 31, 1998 and the year ended December 31, 1997, pro forma adjustments have been made to interest expense to reflect interest on the $5.0 million note to Bankers, goodwill amortization resulting from the acquisition of Bankers, and income tax expense to reflect the tax effect that would have resulted had Bankers been taxed as a corporation.

                                  SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                           FRANCHISE MORTGAGE ACCEPTANCE COMPANY

June 4, 1998               \s\ Raedelle Walker
                           ----------------------------------------------------
                           Raedelle Walker
                           Executive Vice President and Chief Financial Officer

                                 EXHIBIT INDEX


                                                                 Sequential Page
  Exhibit Number                    Description                       Number
  --------------                    -----------                       ------

      2.1                Asset Purchase Agreement dated as of          N/A
                         March 9, 1998, by and among the
                         Registrant, Bankers Mutual, a Mortgage
                         Banking Corporation, Bankers
                         Mutual Mortgage, Inc. and the
                         shareholders named therein is
                         incorporated herein by reference to
                         Exhibit 2.1 to the Registrant's
                         Current Report on Form 8-K dated
                         April 13, 1998, of which this
                         amendment on Form 8-K/A forms a part.